EXHIBIT 5.2

OPINION OF DAVIS POLK & WARDWELL LLP
September 26, 2014

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901

Ladies and Gentlemen:

El Paso Electric Company, a Texas corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and sale from time to time of (a) shares of common stock, no par value (the “Common Stock”), of the Company; (b) shares of preferred stock, no par value (the “Preferred Stock”), of the Company; (c) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to the Debt Securities Indenture dated May 1, 2005, entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Debt Trustee”), as supplemented by the First Supplemental Debt Securities Indenture dated May 19, 2008 (together, the “Indenture”); (d) first mortgage bonds (the “Bonds”), which may be issued pursuant to the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee (the “Bond Trustee”), as supplemented and amended by supplemental indentures (the “Mortgage”); (e) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (f) purchase contracts of the Company (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and (g) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such agreement, a “Unit Agreement”).
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:
1.    Assuming the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Debt Trustee and the Company and the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture, and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
2.    Assuming the Mortgage has been duly authorized, executed and delivered by the Bond Trustee and the Company and the specific terms of a particular series of Bonds have been duly authorized and established in accordance with the Mortgage, and such Bonds have been duly authorized, executed, authenticated, issued and delivered in accordance with the Mortgage and the applicable underwriting or other agreement against payment therefor, such Bonds will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
3.    When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement, and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
4.    When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company, the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement, and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
5.    When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Texas; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); (v) the Mortgage and the Bonds are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.
We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. We express no opinion as to any law, rule or regulation that is applicable to the Company, the documents referenced herein or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of such documents or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to matters of Texas law, we understand that you have received the opinion of Duggins Wren Mann & Romero, LLP dated the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Please be advised that we consent to reliance by Duggins Wren Mann & Romero, LLP, as Texas counsel to the Company, on the opinion set forth herein, subject to the qualifications, limitations and assumptions set forth herein.
Very truly yours,

/s/    Davis Polk & Wardwell LLP

3